SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act of 1934

Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the Appropriate Box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Materials Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                           SMITHWAY MOTOR XPRESS CORP.
                           ---------------------------
                (Name of Registrant as Specified in its Charter)

               THE SMITHWAY MOTOR XPRESS CORP. BOARD OF DIRECTORS
               --------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the Appropriate Box):

[X] No fee required
[ ] Fee  computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:      N/A
    (2) Aggregate number of securities to which transaction applies:         N/A
    (3) Price per unit or other underlying value of transaction computed
        pursuant to Exchange Act Rule 0-11:                                  N/A
    (4) Proposed maximum aggregate value of transaction:                     N/A
    (5) Total Fee paid:                                                      N/A

[ ] Fee paid previously with  preliminary  materials.                        N/A
[ ] Check box if any part of the fee is  offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:                                              N/A
    (2) Form, Schedule or Registration Statement No.:                        N/A
    (3) Filing Party:                                                        N/A
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

                           SMITHWAY MOTOR XPRESS CORP.
                                2031 Quail Avenue
                             Fort Dodge, Iowa 50501


                           NOTICE AND PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 11, 2001



To Our Stockholders:

         The 2001 Annual Meeting of Stockholders (the "Annual Meeting") of Smithway Motor Xpress Corp., a Nevada corporation (the "Company"), will be held at the Company's headquarters located at 2031 Quail Avenue, Fort Dodge, Iowa 50501, at 10:00 a.m. Central Time, on Friday, May 11, 2001, for the following purposes:

         1. To consider and act upon a proposal to elect five (5) directors of the Company;

         2. To consider and act upon a proposal to ratify the selection of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2001; and

         3. To consider and act upon such other matters as may properly come before the meeting and any adjournment thereof.

         The foregoing matters are more fully described in the accompanying Proxy Statement.

         The Board of Directors has fixed the close of business on March 16, 2001, as the record date for the determination of Stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. Shares of Common Stock may be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE
REQUESTED TO PROMPTLY DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. Returning your proxy now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting, if you wish to do so. The prompt return of your proxy may save the Company additional expenses of solicitation.

         All Stockholders are cordially invited to attend the Annual Meeting.

                                            By Order of the Board of Directors


                                            /s/ William G. Smith
                                            William G. Smith
                                            Chairman of the Board

Fort Dodge, Iowa  50501
April 12, 2001

                           SMITHWAY MOTOR XPRESS CORP.
                                2031 Quail Avenue
                             Fort Dodge, Iowa 50501



                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 11, 2001


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Smithway Motor Xpress Corp., a Nevada corporation (the "Company"), to be used at the 2001 Annual Meeting of Stockholders of the Company (the "Annual Meeting"), which will be held at the Company's headquarters located at 2031 Quail Avenue, Fort Dodge, Iowa 50501, on Friday, May 11, 2001, at 10:00 a.m. Central Time, and any adjournment thereof. All costs of the solicitation will be borne by the Company. The Company does not intend to solicit proxies other than by this mailing; provided, that directors, officers, and employees may solicit proxies by use of the mails or telephone without compensation other than their regular compensation. The approximate date of mailing this proxy statement and the enclosed form of proxy is April 12, 2001.

         The enclosed copy of the Company's annual report for the fiscal year ended December 31, 2000, is not incorporated into this Proxy Statement and is not to be deemed a part of the proxy solicitation material.

                               PROXIES AND VOTING

         Only stockholders of record at the close of business on March 16, 2001 ("Stockholders"), are entitled to vote, either in person or by valid proxy, at the Annual Meeting. Holders of Class A Common Stock are entitled to one vote for each share held. Holders of Class B Common Stock are entitled to two votes for each share held. On January 31, 2001, there were issued and outstanding 3,916,364 shares of Class A Common Stock, par value one cent ($.01), entitled to cast an aggregate 3,916,364 votes on all matters subject to a vote at the Annual Meeting, and 1,000,000 shares of Class B Common Stock, par value one cent ($.01), entitled to cast an aggregate 2,000,000 votes on all matters subject to a vote at the Annual Meeting. As of January 31, 2001, the Company had a total of 4,916,364 shares of Common Stock outstanding, entitled to cast an aggregate 5,916,364 votes on all matters subject to a vote at the Annual Meeting. The number of issued and outstanding shares excludes approximately 500,000 shares of Class A Common Stock reserved for issuance under the Company's Incentive Stock Plan. Of the shares reserved, options or other grants under the Plan covering an aggregate of approximately 318,000 such shares have been granted, and on January 31, 2001, approximately 196,400 of such shares were subject to vested but unexercised options. There are 25,000 shares of Class A Common Stock reserved for issuance under the Company's Outside Director Stock Plan. Of those shares, 12,000 are subject to vested but unexercised options. During 2000, the Company granted an additional 4,000 fully vested options to each of its three outside directors. Holders of unexercised options are not entitled to vote at the Annual Meeting. The Company has no other class of stock outstanding. Stockholders are not entitled to cumulative voting in the election of directors.

         Any Stockholder may be represented and may vote at the Annual Meeting by a proxy or proxies appointed by an instrument in writing. If any such instrument in writing designates two (2) or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one is present, then that one may exercise all of the powers conferred by such written instrument unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Any
Stockholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by filing with the Secretary of the Company a revocation of the proxy, by delivering to the Company a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Company.

         Other than the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the Stockholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, proxies cast "For" or "Against" are included. If no direction is given to the proxy holder, the proxy will be voted "For" the proposals as specified in this proxy statement, and, at the discretion of the proxy holder, upon such other matters as may properly come before the meeting or any adjournment thereof. Proxies marked "Abstain" and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         At the Annual Meeting the Stockholders will elect five (5) directors to serve as the Board of Directors until the 2002 Annual Meeting of Stockholders of the Company or until their successors are elected and qualified. In the absence of contrary instructions, each proxy will be voted for the election of William
G.  Smith,  G.  Larry  Owens,  Herbert D.  Ihle,  Robert E.  Rich,  and Terry G.
Christenberry, all of whom are standing for re-election to the Board of Directors. William G. Smith, Marlys L. Smith, and G. Larry Owens, who together are entitled to cast over 50% of the eligible votes at the Annual Meeting, have indicated that they will vote for the named nominees, and assuming that they do, such nominees will be elected.

Information Concerning Directors and Executive Officers

         Information concerning the names, ages, positions with the Company, tenure as a director, and business experience of the Company's current directors and other executive officers is set forth below. All references to experience with the Company include positions with the Company's operating subsidiary, Smithway Motor Xpress, Inc., an Iowa corporation.


--------------------------------------------------------------------------------------------------------------------
                                                                                                         Director
           Name             Age                                 Position                                   Since
           ----             ---                                 --------                                   -----
William G. Smith...........  61  Chairman of the Board, President, Chief Executive Officer, and            1972
                                 Secretary
--------------------------------------------------------------------------------------------------------------------
G. Larry Owens.............  63  Executive Vice President, Chief Operating Officer, Chief Financial        1996
                                   Officer, and Director
--------------------------------------------------------------------------------------------------------------------
Michael E. Oleson..........  50  Treasurer                                                                  --
--------------------------------------------------------------------------------------------------------------------
Herbert D. Ihle............  61  Director                                                                  1996
--------------------------------------------------------------------------------------------------------------------
Robert E. Rich.............  69  Director                                                                  1996
--------------------------------------------------------------------------------------------------------------------
Terry G. Christenberry.....  54  Director                                                                  1996
--------------------------------------------------------------------------------------------------------------------


         William G. Smith has been employed by the Company since 1958, served as President and Secretary since 1984, and as Chairman of the Board and Chief Executive Officer since January 1995. Prior to 1984, Mr. Smith served in various other executive management capacities. Mr. Smith is a past Chairman of the Iowa Motor Truck Association and currently serves on its executive committee. In addition, Mr. Smith serves on the Board of Regents of Waldorf College in Forest City, Iowa.

         G. Larry Owens has served as Executive Vice President and Chief Financial Officer since joining Smithway in January 1993 and was appointed to also serve as Chief Operating Officer in May 1998. Prior to joining Smithway, Mr. Owens spent twenty-five years in the banking industry, most recently from 1982 through 1992 as President of Boatmen's Bancshares' regional banks in Spencer and Fort Dodge, Iowa.

         Michael E. Oleson served as Smithway's Controller upon joining the Company in 1980 and in January 1995 was named Treasurer. Mr. Oleson also served as Chief Accounting Officer between January 1995 and May 2000. Prior to joining Smithway, Mr. Oleson was employed as an accountant with Mallinger Truck Line, Inc., in Fort Dodge, Iowa, from 1974 to 1980.

         Herbert D. Ihle has been President and owner of Diversified Financial Services, a Naples, Florida, management and financial services consulting firm, since 1989. From 1990 to 1992, Mr. Ihle served as Senior Vice President --

Finance and Controller for Northwest Airlines, and from 1963 to 1989 served in various positions, including Executive Vice President - Finance, for Pillsbury Co. Mr. Ihle also serves as Chairman of the Board of Regents of Waldorf College in Forest City, Iowa and is a past director of Lutheran Brotherhood Insurance Company.

         Robert E. Rich is a private investor and has been involved in the management of several privately owned farming and manufacturing companies since 1978. From 1967 through 1978, Mr. Rich served as Executive Vice President and Treasurer and a member of the Board of Directors of Iowa Southern Utilities. Mr. Rich is a certified public accountant.

         Terry G. Christenberry has been the President and a director of Christenberry, Collet & Company, Inc., an investment banking firm located in Kansas City, Missouri, since its incorporation in June 1994. From September 1986 to June 1994, Mr. Christenberry was Executive Vice President and a director of H.B. Oppenheimer & Company, Inc., also an investment banking firm located in Kansas City, Missouri. Mr. Christenberry also serves as a director of OTR Express, Inc., a nationwide truckload carrier with common stock traded on the American Stock Exchange.

Meetings and Compensation

         Board of Directors. During the fiscal year ended December 31, 2000, the Board of Directors of the Company met on seven occasions. All directors attended in person or participated by telephone in at least 75% of the total number of meetings of the Board of Directors and all of the meetings held by committees of the Board on which they served. Directors who are not employees of the Company receive a $2,500 annual retainer paid every year at the annual meeting, $1,000 for each meeting of the Board of Directors attended by such director, and $250 per committee or telephonic meeting attended by the director. Non-employee directors also receive the annual option to purchase 1,000 shares of the Company's Class A Common Stock at 85% of the market price on the date of the annual meeting and are reimbursed for their expenses incurred in attending the meetings. In 2000, the Company made a one-time grant to the non-employee directors of an option to purchase 4,000 shares of the Company's Class A Common Stock at 85% of the closing price on the date of the grant.

         Compensation Committee. The Compensation Committee of the Board of Directors met twice during the fiscal year ended December 31, 2000, and all members were present at such meetings. Messrs. Ihle, Rich, and Christenberry serve on the Compensation Committee, with Mr. Ihle serving as Chairman. This committee reviews all aspects of compensation of the Company's executive officers and makes recommendations on such matters to the full Board of Directors. The Report of the Compensation Committee for 2000 is set forth below. See "Compensation Committee Report on Executive Compensation."

         Audit Committee and Audit Committee Report. The Audit Committee for 2000 is comprised of Messrs. Rich, Ihle, and Christenberry, with Mr. Rich serving as Chairman. The Audit Committee met four times during the fiscal year ended December 31, 2000. The responsibilities of the Audit Committee are set forth in the Audit Committee Report, which appears below. All of the members of the Audit Committee are independent directors, as defined in the NASDAQ Stock Market's Listing Rule 4200. Since 1997, the Audit Committee has been operated pursuant to a written charter detailing its duties. The written charter is included as an appendix to the proxy statement. In performing its duties, the Audit Committee, as required by applicable Securities and Exchange Commission rules, issues a report recommending to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K, and certain other matters, including the interpretation of the Company' s outside auditors. The 2000 Report of the Audit Committee is set forth below.

         The Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent the Company incorporates such report by specific reference.

                         Audit Committee Report for 2000

         The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company's financial reports and financial reporting processes and systems of internal controls. Management of the Company has primary responsibility for the Company's financial statements and the overall reporting process, including maintenance of the Company's system of internal controls.

The Company retains independent auditors who are responsible for conducting an independent audit of the Company's financial statements, in accordance with accounting principles generally accepted in the United States of America, and issuing a report thereon. In performing its duties, the Audit Committee has discussed the Company's financial statements with management and the Company's independent auditors and, in issuing this report, has relied upon the responses and information provided to the Audit Committee by management and the independent auditors. For the fiscal year ended December 31, 2000, the Audit Committee (1) reviewed and discussed the audited financial statements with management and KPMG LLP, the Company's independent auditors; (2) discussed with the auditors the matters required to be disclosed by Statement on Auditing Standards No. 61; and (3) received and discussed with the independent auditors the written disclosures and the letter from the independent auditors required by Independence Standards Board Statement No. 1. Based on the foregoing reviews and meetings, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

                                            Audit Committee:
                                            Robert E. Rich
                                            Herbert D. Ihle
                                            Terry G. Christenberry

         Nominating Committee. The Board does not maintain a standing nominating committee or other committee performing similar functions.

         Compensation Committee Interlocks, Insider Participation, and Related Party Transactions. Messrs. Ihle, Rich, and Christenberry serve on the Compensation Committee. None of such individuals has been an officer or employee of the Company.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES FOR DIRECTOR PRESENTED IN PROPOSAL 1.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning the annual and long-term compensation paid to the chief executive officer and the one other named executive officer of the Company whose total cash compensation exceeded $100,000 (the "Named Officers"), for services in all capacities to the Company for the fiscal years ended December 31, 2000, 1999, and 1998.


                           Summary Compensation Table
----------------------------------------------------------------------------------------------------------------------
                                      Annual Compensation                Long Term Compensation
                                                                   -----------------------------------
                                                                          Awards           Payouts
----------------------------------------------------------------------------------------------------------------------
                                                                    Restricted
  Name and Principal                                Other Annual       Stock      Options     LTIP        All Other
       Position         Year    Salary     Bonus   Compensation(1)  Award(s)(2)     (#)      Payouts    Compensation
----------------------------------------------------------------------------------------------------------------------
William G. Smith,       2000   $300,000      -            -             -           -          -             -
 Chairman,              1999   $300,000      -            -           8,975         -          -             -
 President, CEO,        1998   $300,000      -            -           5,521         -          -             -
 and Secretary
----------------------------------------------------------------------------------------------------------------------
G. Larry Owens,        2000    $157,500      -            -             -         50,000       -             -
 Executive Vice        1999    $157,500      -            -           4,426         -          -             -
 President, COO,       1998    $150,000      -            -           2,317         -          -             -
 and CFO
----------------------------------------------------------------------------------------------------------------------
----------------------


(1) Other annual compensation did not exceed 10% of the Named Officer's total salary for any reported year.
(2) Stock bonuses of Class A Common Stock granted by the Board of Directors for 1999 and 1998 performance, effective January 28, 2000, and January 28, 1999. No stock bonus was awarded for 2000 performance. Amounts presented for Mr. Owens are net amounts reflecting 1,557 shares of the 1999 grant, and 1,364 shares of the 1998 grant, withheld to satisfy tax withholding obligations.

         The following table sets forth information with respect to the Named Officers concerning the exercise and ownership of options held at December 31, 2000:


                    Aggregated Option Exercises and Holdings

   --------------------------------------------------------------------------------------------------------------
                                     Shares                Number of Securities        Value of Unexercised
                                    Acquired    Value    Underlying Unexercised       Options at 12/31/00(1)
              Name                     on      Realized    Options at 12/31/00       Exercisable/Unexercisable
                                    Exercise            Exercisable/Unexercisable
   --------------------------------------------------------------------------------------------------------------
    William G. Smith                   -          -                   -                          -
   --------------------------------------------------------------------------------------------------------------
    G. Larry Owens                     -          -                75,000/0                    $0/0
   --------------------------------------------------------------------------------------------------------------
-------------------------


(1) The December 29, 2000, closing price of $1.688 was below the exercise prices of $8.875 (for 25,000 options); $3.469 (for 25,000 options); and $1.7815 (for 25,000 options).

         The Company does not have a long-term incentive plan or a defined benefit or actuarial plan and has never issued any stock appreciation rights.

Employment Agreements

         The Company currently does not have any employment contracts, severance, or change-in-control agreements with any of its executive officers. However, under certain circumstances in which there is a change of control, holders of outstanding stock options granted under the Plan may be entitled to exercise such options notwithstanding that such options may otherwise not have been fully exercisable. Similar rights could be extended to holders of additional awards under the Plan if any such awards were granted.

Compensation Committee Report on Executive Compensation

         The Compensation Committee of the Board of Directors prepared the following report on executive compensation.

         Under the Compensation Committee's supervision, the Company has adopted compensation policies that seek to attract and retain excellent management personnel and align the interests of senior management with the interests of stockholders. The three main components of senior management's compensation are salary, bonus, and stock-based compensation.

         Base Salary. For 2000, the Company did not increase the base salaries of Mr. Smith or Mr. Owens. Other members of senior management received modest increases in base salary mainly to reflect a cost-of-living increase. In approving the base salaries of the Company's senior management team for 2000, the Compensation Committee reviewed individual performance and the compensation of persons holding similar positions at other publicly traded truckload carriers. The Compensation Committee took into account the relative size of comparable companies, growth rates, geographic considerations, and operating performance. The Compensation Committee believes that the base salaries of senior management, other than the salary of the Chief Executive Officer that is discussed below, are at or below the average levels paid by comparable, publicly traded truckload carriers.

         Annual Bonus. Most of the senior management personnel other than Mr. Smith and Mr. Owens received small bonuses for their performance in 2000. The Compensation Committee reviews bonuses for senior management, other than Mr. Smith and Mr. Owens, after considering whether a Company performance component was met and whether members of management met their individual goals that had been established at the beginning of the year. For 2000, members of management received bonuses based solely upon individual goals as the Company performance component was not met. Mr. Smith and Mr. Owens participate in a separate incentive compensation plan that allocates a bonus amount equal to a percentage of corporate profits. Mr. Smith and Mr. Owens did not receive a bonus in 2000.

         Stock-Based Compensation. The Compensation Committee believes that the use of stock-based compensation as a component of potential compensation can align the interests of management and stockholders and encourage senior management to focus on long-term, profitable growth. From time-to-time the Compensation Committee has made or recommended stock option grants and other stock awards to members of senior management. In January 2000, the

Company paid William G. Smith's and G. Larry Owens' bonus for 1999 performance in shares of Class A Common Stock. Mr. Smith was granted 8,975 shares and Mr. Owens was granted 5,983 shares. Mr. Owens elected to have 1,557 shares withheld to satisfy tax withholding obligations. In 2000, the Company made stock option grants covering 150,000 shares of Class A Common Stock to senior management. William G. Smith did not receive any stock option grants. The Company granted Mr. Owens an option to purchase 25,000 shares on May 12, 2000, in lieu of a salary increase. Mr. Owens and the members of senior management other than William C. Smith also received stock option grants of 25,000 shares each on June 23, 2000.

         Chief Executive Officer. Mr. Smith's base salary has not been changed since the Company's initial public offering. The Compensation Committee believes it is reasonable in relation to the base salaries of CEOs of comparable companies. Mr. Smith participated in the Profit Incentive Plan, as explained above. In view of his large stockholdings, Mr. Smith has not received stock option grants to date. As the Company's largest stockholder, Mr. Smith's net worth is directly affected by the Company's performance and stock price.

                                            Compensation Committee:
                                            Herbert D. Ihle
                                            Robert E. Rich
                                            Terry G. Christenberry

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that its officers, directors, and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them during the Company's preceding fiscal year.

Stock Price Performance Graph

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                PERFORMANCE GRAPH FOR SMITHWAY MOTOR XPRESS CORP.

         The following graph compares the cumulative total stockholder return of the Company's Class A Common Stock with the cumulative total stockholder return of the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Trucking & Transportation Stocks commencing June 27, 1996, and ending December 31, 2000.


                            GRAPH WAS CENTERED HERE
                                IN PRINTED FORM


                                                      Legend
Symbol       CRSP Total Returns Index for:                     12/1996   12/1997   12/1998   12/1999   12/2000
------       -----------------------------                     -------   -------   -------   -------   -------
--------- #  Smithway Motor Xpress Corp.                          95.6     152.9      88.2      48.5      19.9
--- - --- *  Nasdaq Stock Market (US Companies)                  110.5     135.3     190.8     354.6     213.4
- - - - - ^  Nasdaq Trucking & Transportation Stocks             102.7     131.5     118.2     114.3     104.0
             SIC 3700-3799, 4200-4299, 4400-4599, 4700-4799 US & Foreign


Notes:
    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
    C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceeding trading day is used.
    D.  The index level for all series was set to $100.0 on 06/27/1996.

Prepared  by CRSP  (www.crsp.uchicago.edu),  Center  for  Research  in  Security
Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved.

         The stock performance graph assumes $100 was invested on June 27, 1996, the date of the Company's initial public offering. There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse predictions as to future stock performance. The CRSP Index for Nasdaq Trucking & Transportation Stocks includes all publicly held truckload motor carriers traded on the Nasdaq Stock Market, as well as all Nasdaq companies within the Standard Industrial Code Classifications 3700-3799, 4200-4299, 4400-4599, and 4700-4799 U.S. and Foreign.

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth, as of January 31, 2001, the number and percentage of outstanding shares of Common Stock beneficially owned by each person known by the Company to beneficially own more than 5% of such stock, by each director, by each Named Officer of the Company, and by all directors and executive officers of the Company as a group. Share numbers are as of February 2, 2001, for Dimensional Fund Advisors Inc. based upon Schedule 13G filings with the Securities and Exchange Commission. According to the Company's transfer agent, the Company has outstanding 3,916,364 shares of Class A Common Stock as of January 31, 2001.


--------------------------------------------------------------------------------------------------------------------
                            SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
--------------------------------------------------------------------------------------------------------------------
                                                                Amount & Nature             Percent of(1)
    Title of Class           Name of Beneficial Owner(2)         of Beneficial
                                                                 Ownership(3)
                                                                                   ---------------------------------
                                                                                    Class A     Class B     Total
------------------------ ------------------------------------ -------------------- ----------- ---------- ----------
    Class A Common                                                 1,119,692
    Class B Common       William G. and Marlys L. Smith(4)         1,000,000         28.6%       100%       43.1%
------------------------ ------------------------------------ -------------------- ----------- ---------- ----------
    Class A Common       G. Larry Owens(5)                          236,857           5.9%         0        4.7%
------------------------ ------------------------------------ -------------------- ----------- ---------- ----------
    Class A Common       Herbert D. Ihle(3)                         11,000             *           0          *
------------------------ ------------------------------------ -------------------- ----------- ---------- ----------
    Class A Common       Robert E. Rich(3)                          12,000             *           0          *
------------------------ ------------------------------------ -------------------- ----------- ---------- ----------
    Class A Common       Terry G. Christenberry(3) (6)              15,500             *           0          *
------------------------ ------------------------------------ -------------------- ----------- ---------- ----------
    Class A Common       Dimensional Fund Advisors Inc.             287,000           7.3%         0        5.8%
------------------------ ------------------------------------ -------------------- ----------- ---------- ----------
   Class A & Class B     All directors and executive
        Common           officers as a group (6 persons) (7)       2,430,033         35.3%       100%       48.2%
------------------------ ------------------------------------ -------------------- ----------- ---------- ----------
----------------------


*        Less than one percent (1%).

(1) The Class A Common Stock is entitled to one vote per share. The Class B Common Stock is entitled to two votes per share so long as it is beneficially owned by William G. Smith or certain members of his immediate family. The Smiths beneficially own shares of Class A and Class B Common Stock with 52.7% of the voting power of all outstanding voting shares.

(2) The business address of William G. and Marlys L. Smith is 2031 Quail Avenue, Fort Dodge, Iowa 50501. The business address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(3) In accordance with applicable rules under the Securities Exchange Act of 1934, as amended, the number of shares beneficially owned includes 8,000 shares of Class A Common Stock underlying options to purchase granted under the Outside Director Stock Plan to each of Messrs. Rich, Ihle, and Christenberry that are currently exercisable or will be exercisable within 60 days. Unless otherwise indicated all shares are owned directly.

(4) All shares held as joint tenants with right of survivorship except (a) 190,000 shares of Class A Common Stock held in the name of Melissa Turner as voting trustee for the benefit of the Smith Family Limited Partnership, (b) 79,525 shares of Class A Common Stock held for the Smiths under the Company's 401(k) Plan, and (c) 1,769 shares of Class A Common Stock held individually by Marlys L. Smith. Melissa Turner is the daughter of William G. and Marlys L. Smith.

(5) Includes 200 shares held as custodian for minor children under the Uniform Gifts to Minors Act, as to which beneficial ownership is disclaimed, 11,657 shares of Class A Common Stock held under the Company's 401(k) Plan, and an option to purchase 75,000 shares granted to Mr. Owens under the Company's Incentive Stock Plan, which options are fully vested.

(6) Includes 2,500 shares held under the Christenberry, Collett & Company, Inc. 401(k) Plan, a unitized plan that, as of January 31, 2001, had allocated 33% of the Plan assets to Mr. Christenberry. Beneficial ownership of Plan assets not allocated to Mr. Christenberry is disclaimed.

(7) The only executive officer, other than Named Officers William G. Smith and G. Larry Owens, is Michael E. Oleson. Mr. Oleson has beneficial ownership of 4,984 shares of Class A Common Stock under the Company's 401(k) Plan and an option to purchase 30,000 shares of Class A Common Stock that is currently exercisable or will become exercisable within 60 days. Such amounts are included in the calculation of the security ownership of all directors and executive offices as a group, which includes options held by G. Larry Owens and each of Messrs. Rich, Ihle, and Christenberry to purchase shares of Class A Common Stock that are currently exercisable or will become exercisable within 60 days (as referenced in footnotes 3 and 5 above).

                                   PROPOSAL 2
                    RATIFICATION OF SELECTION OF INDEPENDENT
                                    AUDITORS

         The Board of Directors has selected KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2001. KPMG LLP has served as independent auditors for the Company since December 1994. Representatives of KPMG LLP are expected to be present at the Annual Meeting with an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

                       Fiscal Year 2000 Audit Fee Summary

         During fiscal year 2000, KPMG LLP provided services in the following categories to the Company, and the Company paid the following amounts to KPMG
LLP:

             Financial information audit fees                  $45,245
             System design & implementation fees               $0
             All other fees                                    $42,150

The Audit Committee has considered whether the provision of non-audit services by the Company's auditor is compatible with maintaining auditor independence.


         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 2 TO RATIFY THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at the 2002 Annual Meeting of the Stockholders of the Company must be received by the Corporate Secretary of the Company at the Company's principal executive offices on or before December 11, 2001, to be eligible for inclusion in the Company's proxy material related to that meeting. The inclusion of any such proposals in such proxy material shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

                                  OTHER MATTERS

         The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.

                                            Smithway Motor Xpress Corp.


                                            /s/ William G. Smith
                                            William G. Smith
                                            Chairman of the Board

April 12, 2001

                                    APPENDIX

                             AUDIT COMMITTEE CHARTER
                           SMITHWAY MOTOR XPRESS CORP.


                                  INTRODUCTION

To demonstrate Smithway Motor Xpress Corp.'s commitment to employing sound legal and ethical conduct, effective internal controls, and accurate financial reporting, the company and the audit committee have developed this Charter. The Charter describes the audit committee's duties and responsibilities and grants the authority necessary to perform its oversight responsibility.

                                 RESPONSIBILITY

Primary responsibility for the company's financial reporting lies with top management, overseen by the board of directors. The Audit Committee assists the board of directors in performing this oversight responsibility.

                                    AUTHORITY

The Audit Committee shall have unrestricted access, if needed, to company personnel and documents and will be provided resources necessary to discharge its responsibilities. The audit committee will meet on a regular basis and as deemed necessary by the Audit Committee chairman.

                                   COMPOSITION

The Audit Committee shall be composed of three directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member and otherwise meet the NASDAQ requirements for independence. The members of the Committee will be elected annually at the Organizational Meeting of the full board held in May. One of the members of the Committee will be elected Committee Chair by the board.

                    MINUTES, SUPPORTING MATERIAL AND AGENDAS

Minutes of each meeting should be prepared and sent to committee members. The minutes, agenda, and other materials to be discussed at a meeting should be sent in advance, when possible, to facilitate review by the audit committee members prior to the meeting.

                           DUTIES AND RESPONSIBILITIES

Independent Auditors

         Management shall recommend to the committee the selection, retention, or change in the company's independent auditors. After due consideration, the committee shall make a recommendation to the board concerning the selection, retention or change in independent auditors.

         Review prior to the annual audit the scope and extent of the independent auditors' examination. The auditors' fees are to be arranged with management and summarized for committee review.

         Review and approve any significant non-audit activities to be performed by the independent auditors prior to the commencement of such activities when possible. Also consider what effect, if any, these activities will have on the external auditors' independence.

         Discuss with the independent auditors and company management:
         o adequacy of the accounting principles, policies, security and practices and any material changes contemplated in these areas.
         o new developments in accounting principles or reporting practices that may materially affect the company;

         o significant proposed adjustments and recommendations for improving internal controls, procedures or management systems;
         o existence of any significant accounting accruals, reserves or estimates made by management that may have a material impact on the financial statements.

         Review with management and independent auditors after completion of their audit, the financial results and the auditors' opinion.

         Meet privately at least annually with the independent auditors to discuss:

         o      cooperation received during the audit,
         o      quality of management,
         o      financial accounting personnel,
         o restrictions, if any, placed by management on the scope of the examination,
         o      other matters

Legal and Ethical Conduct, and Conflicts of Interest

         Review current or pending litigation involving the company that may have a material impact on the company or relate to matters entrusted to the committee.

         Review significant cases of employee conflicts of interest, misconduct or fraud.

Other

         Arrange for periodic reports from management to assess the impact of regulation, accounting and reporting, or other significant matters that may affect the company.

         Review different aspects of the company as necessary to help provide a general understanding of the operations and functional areas of the organization.

         If necessary, perform or supervise special investigations into matters relating to the company's financial statements, internal controls, business ethics, or legal compliance.

         Obtain from management a notification of issues and responses where there are significant disagreements with the independent accounting firm.

         Oversee the monthly and quarterly reporting process by:

         o Receiving reports from the external auditors regarding their views of the company's quarterly financial information

         o Review with management the monthly financial information to ascertain that generally accepted accounting principles have been followed and consistently applied, and that fluctuation in financial statement balances, ratios, and statistics are explained satisfactorily.

         Review executive expenses.

         Report audit committee activities to the board on a regular basis.

         Review the audit committee charter annually and propose any recommended changes.